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COMMERCIAL METALS COMPANY
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COMMERCIAL METALS COMPANY ISSUES STATEMENT IN RESPONSE TO EXPIRATION OF CARL ICAHN’S TENDER OFFER AND WITHDRAWAL OF DIRECTOR NOMINEES

Irving, Texas, January 11, 2012 – Commercial Metals Company (NYSE: CMC) (“CMC”) today issued the following statement regarding the announcement by IEP Metals Sub LLC, an affiliate of Carl Icahn (“Mr. Icahn”), that its tender offer for the Company has expired and that Mr. Icahn has withdrawn his nominees for election to the Company’s Board at its Annual Meeting:

“We are pleased that Mr. Icahn has ended the proxy contest following the expiration of the tender offer. The Board has great confidence in the Company’s future and believes that the continued execution of its strategic plan, which is already yielding positive results, will deliver enhanced value to our stockholders. We look forward to our upcoming Annual Meeting where our highly qualified director nominees – Harold L. Adams, Joe Alvarado and Anthony A. Massaro – are standing for election to the Board. Our Board and management remain focused on building on our momentum, and we would like to thank stockholders for their continued support.”

About Commercial Metals Company

Commercial Metals Company and subsidiaries manufacture, recycle and market steel and metal products, related materials and services through a network including steel minimills, steel fabrication and processing plants, construction-related product warehouses, a copper tube mill, metal recycling facilities and marketing and distribution offices in the United States and in strategic international markets.

Forward-Looking Statements

Certain statements contained in this news release are forward-looking statements. These forward-looking statements can generally be identified by words such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although the Company believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or otherwise.

Developments that could impact the Company’s expectations include the following: absence of global economic recovery or possible recession relapse; solvency of financial institutions and their ability or willingness to lend; success or failure of governmental efforts to stimulate the economy, including restoring credit availability and confidence in a recovery; continued sovereign debt problems in Greece and other countries within the euro zone and other foreign zones; customer non-compliance with contracts; construction activity or lack thereof; decisions by governments affecting the level of steel imports, including tariffs and duties; litigation claims and settlements; difficulties or delays in the execution of construction contracts resulting in cost overruns or contract disputes; metals pricing over which the Company exerts little influence; increased capacity and product availability from competing steel minimills and other steel suppliers, including import quantities and pricing; execution of cost minimization strategies; ability to retain key executives; court decisions and regulatory rulings; industry consolidation or changes in production capacity or utilization; global factors, including political and military uncertainties; currency fluctuations; interest rate changes; availability and pricing of raw materials, including scrap metal, energy, insurance and supply prices; passage of new, or interpretation of existing, environmental laws and regulations; severe weather, especially in Poland; the pace of overall economic activity, particularly in China; and business disruptions, costs and future events related to the tender offer and proxy contest initiated by Carl C. Icahn and affiliated entities.

Contact:

Investors:

Barbara Smith

Chief Financial Officer

214-689-4300

Or

Larry Dennedy

MacKenzie Partners

212-929-5239

Media:

Debbie Miller/Chris Kittredge

Sard Verbinnen & Co

212-687-8080